Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 14, 2011, between OncoSec Medical Incorporated, a Nevada corporation, with the principal place of business at 8th Floor - 200 Virginia Street, Reno NV 89501 (the “Purchaser”), and Inovio Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, with the principal place of business at 1787 Sentry Parkway West, Bldg 18, Suite 400, Blue Bell, Pennsylvania 19422.

BACKGROUND

The Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, the Purchased Assets, subject to the Assumed Liabilities (as both terms are defined below), upon the terms and subject to the conditions set forth herein. Certain capitalized terms used herein and not defined at first instance shall have the respective meanings given to them in Article 13 hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE

1.1                                 Purchased and Licensed Assets. At the Closing, the Company shall sell, transfer, convey and deliver to the Purchaser, free and clear of any and all Encumbrances other than the Permitted Encumbrances, all of the Company’s right, title and interest in and to all of the assets and properties related to the SECTA Technology and related assets, including the licensed intellectual property (the “Purchased Assets”).  The term “SECTA” means electroporation facilitated delivery of chemotherapeutic agents, or cytokines (as active agents), into tumors (or tumor margins) for the treatment and diagnosis of tumors.  “SECTA Technology” is used herein to refer to all SECTA related technologies, inventions, arts, processes, business methods, developments, patent rights, know-how, registrations, applications for registration, data, information (financial or otherwise), products, devices, documentation, engineering and quality documentation, moulds, machinery, diagrams and inventory and other intellectual, industrial, tangible or intangible property relating primarily to the Field of Use, whether or not patented or the subject of a patent application, including all trademarks, brands, trade secrets and know-how.  The “Field” or “Field of Use” is used herein interchangeably to refer to the use of electroporation to deliver chemotherapeutic agents and/or nucleic acids encoding cytokines for use as active agent only, into tumors and/or surrounding tissue (or tumor margin tissue) in humans for the treatment and diagnosis of benign and malignant tumors, and shall, among others, specifically exclude delivery by electroporation of any other gene or nucleic acid molecule. The Purchased Assets include, without limitation:

(a)                                  all equipment, machinery, inventory and other tangible assets of the Company listed on Schedule A hereto; however, additionally, Company agrees to share with Purchaser the use of the following molds on mutually agreeable time and place, with any out of pocket costs being equally shared: Handle - Rough Left & Right family and Handle - 2nd shot family.

(b)                                 Copies of all engineering and quality documentation of the Company listed on Schedule B hereto, provided the Company and Purchaser equally share related copying costs;

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

(c)                                  the Contracts set forth on Schedule C hereto (the “Assigned Contracts”); and

(d)                                 all of the Company’s patents, including patent applications, and trade-marks, and all goodwill associated therewith, as set forth on Schedule D and Schedule E hereto, (the “Assigned IP”).

The Schedules attached hereto are the complete schedules known to the parties, and will be updated at the Closing.  Furthermore, the parties agree that any inadvertent entries or omissions from the attached Schedules shall be addressed through replacing any affected Schedules with replacement Schedules, which shall be signed by an authorized officer of both Company and Purchaser.

1.2                                 License Back. In partial consideration for the license to be granted pursuant to Section 1.3 below, the Purchaser shall grant the Company a fully paid-up, exclusive, worldwide license to the SECTA Technology-related Patents as set forth in Schedules D and E for application in the field of gene and/or nucleic acids (excluding those encoding cytokines) delivered by electroporation (the “Inovio Field”), such license to be in substantially the form of Schedule F hereto.

1.3                                 Additional License. In partial consideration for the license to be granted pursuant to Section 1.2 above, the Company shall grant the Purchaser a non-exclusive, worldwide license, including the right to sub-license without any further approval from the Company, in the Field for the non-SECTA Technology-related Patents of the Company as set forth in Schedule G and Schedule H such license to be in substantially the form of Schedule F hereto (the “Cross License”), provided that the Purchaser agrees to the following license terms:

(a)                                  no upfront fees[*****];

(b)                                 [*****] royalty on net sales of (i) products or services that are made or designed from or with the aid of; or (ii) uses of; the SECTA Technology, provided that such products, services, or uses are within the scope of the claims of the non-SECTA Technology Patents;

(c)                                  the Purchaser shall pay and/or reimburse the Company for any amounts the Company owes to [*****] as a licensor, that is a direct result of this non-exclusive license to the Purchaser; and

(d)                                 the Purchaser shall pay to Company [*****] of any fee or payment in cash or equity that Purchaser receives in return for a sublicense to a third party of the Non-Secta License, but excludes any amounts received by Purchaser as a form of investment or financing.

1.4                                 Assumption of Liabilities. It is hereby agreed that the Purchaser assumes no Liabilities of the Company that arose prior to the Closing (as hereinafter defined) including, but not limited to, any and all Liabilities arising out of or relating to the SECTA Technology of the Company (the “Products”) including, without limitation, claims under warranties and other product liability matters with respect thereto except that the Purchaser will assume (the “Assumed Liabilities”) any and all Liabilities under the Assigned Contracts and the Assigned IP which arise after the Closing including financial obligations for the prosecution and maintenance of all Patents within the Assigned IP, per Schedule D and E and any of the fees set out in Section 1.3, above.

ARTICLE 2

PURCHASE PRICE

2.1                                 Purchase Price.

(a)                                  The consideration payable to the Company for the purchase of the Purchased Assets (the “Purchase Price”) shall be:

(i)                                     Cash in an amount equal to $3,000,000 according to the following schedule:

Amount	Time Period

$250,000	Closing Date (Closing Date payment referred to as “Closing Payment”)

$750,000	earlier of:

i) the Purchaser obtaining cumulative financing greater than $5,000,000, or

ii) 6 months from Closing Date

$500,000	first anniversary of the Closing Date

$500,000	eighteen (18) months from the Closing Date

$1,000,000	second anniversary of the Closing Date

(ii)                                  The assumption by the Purchaser of the Assumed Liabilities at the Closing as set forth in Section 1.4 above at the time of Closing.

2.2                                Allocation of the Purchase Price. On or prior to the Closing, the Purchaser and the Company shall agree upon an allocation of the Purchase Price, which shall be allocated among the Purchased Assets in accordance with the requirements of such Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”).  If the parties are unable to agree on an allocation, the parties agree to designate Ernst & Young Chartered Accountants (“E&Y”) as arbitrator of such allocation and E&Y’s decision shall be binding on the parties.  The expense and fees of the arbitrator shall be split equally between the Purchaser and the Company. The Purchaser and the Company shall each report the federal, state and local income and other tax consequences of the transactions contemplated by this Agreement in a manner consistent with such allocation, including the preparation and filing of Form 8594 with their respective federal income tax returns for the taxable year that includes the Closing Date, and neither the Purchaser nor the Company shall take any position or other action inconsistent with such allocation unless otherwise required by Section 1313(a) of the Code. In the event that the agreed upon allocation is disputed by any Governmental Authority, the party receiving notice of such dispute shall promptly notify and consult with the other parties hereto concerning resolution of such dispute, and shall keep such other parties apprised of the status of such dispute and the resolution thereof.

ARTICLE 3

CLOSING; DELIVERIES

3.1                                 Closing. The consummation of the purchase and sale of the Purchased Assets and the assignment and assumption of the Assumed Liabilities (the “Closing”) shall take place at the offices of the Company located at Building 18, Suite 400, 1787 Sentry Park West, Blue Bell, PA 19422 after the satisfaction or waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article 8 and Article 9 hereof (the “Closing Date”), unless another time or date is agreed to by the parties hereto. The Closing shall be held at a mutually agreeable place and time.

3.2                                 Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered the following to the Company:

(a)                                  The Closing Payment, by wire transfer or bank draft of immediately available funds to an account designated by the Company at each installment time as stated in Section 2.1 (a);

(b)                                 The Purchaser Closing Certificate (as defined in Section 9.3 hereof) and the Ancillary Agreements required to be executed by the Purchaser pursuant to Article 9 hereof, executed by the Purchaser; and

(c)                                  Such other Contracts, certificates and documents as shall be contemplated hereby or as shall be reasonably requested by the Company.

3.3                                 Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered the following to the Purchaser:

(a)                                  The Company Closing Certificate (as defined in Section 8.3 hereof) and the Ancillary Agreements required to be executed by the Company pursuant to Article 8 hereof, executed by the Company;

(b)                                 Any and all documents as may be reasonably requested by the Purchaser evidencing transfer of title including, but not limited to, documentation reflecting the transfer of the Purchased Assets as set forth in this Agreement and the execution of documentation to effect the transactions contemplated by this Agreement as evidenced by this Agreement and the Schedules hereto; and

(c)                                  Such other Contracts, consents, certificates and documents as shall be contemplated hereby or as shall be reasonably requested by the Purchaser.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as follows:

4.1                                 Authority; Enforceability. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Company, including the Company’s Board of Directors. This Agreement has

been, and each Ancillary Agreement to which the Company is a party will be, duly and validly executed and delivered by the Company and constitutes, and will constitute, the valid and binding obligation of the Company, enforceable against it in accordance with its respective terms. The Company has the requisite power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby.

4.2                                 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business and to own, lease and/or use its assets and properties.

4.3                                 Consents; Non-Contravention.

(a)                                  Except as stated herein, no other consent, approval, authorization, exemption or waiver of, or notice or filing with, any Person is required to be obtained, given or made, as applicable, by the Company in connection with the execution, delivery and performance by the Company of this Agreement or any Ancillary Agreement to which it is a party, or to consummate the transactions contemplated hereby and thereby.

(b)                                 Except as set forth in this Section 4.3, the execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is a party or by which it is bound and the consummation of the transactions contemplated hereby and thereby does not and will not, with or without the giving of notice or the lapse of time or both, (i) contravene, conflict with or violate any Legal Requirement to which the Company is subject; (ii) contravene, conflict with or violate any Order applicable to the Company; (iii) contravene, conflict with or violate any provision of the Governing Documents of the Company or (iv) contravene, conflict with, violate, result in a breach of, constitute a default under, result in or permit the termination or amendment of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under, any Contract to which the Company is a party, other than any of the foregoing events that would not reasonably be expected to adversely affect (A) the validity or enforceability of this Agreement or any Ancillary Agreement or (B) the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

4.4                                 Title to Assets. The Company has good and valid title to all of the Purchased Assets, including the right to license, free and clear of any and all Encumbrances, except for the Permitted Encumbrances.

4.5                                 Litigation. There is no outstanding Order or Proceeding pending or, to the best knowledge of the Company, threatened, against or affecting the Purchased Assets.

4.6                                Brokers. The Company has not retained any broker, finder or investment banking firm or any other Person to act on its behalf in connection with the transactions contemplated by this Agreement and, to the Company’s knowledge, no other Person is entitled to receive any brokerage commission, finder’s fee or other similar compensation in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

4.7                                 Intellectual Property. To the best of the knowledge of the Company there are no actions, or threats made in writing of such action, against Company for the infringement of intellectual property rights, including patents, of any third party related to the Purchased Assets.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows:

5.1                                 Authority; Enforceability. The execution, delivery and performance by the Purchaser of this Agreement and each Ancillary Agreement to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been, and each Ancillary Agreement to which the Purchaser is a party will be, duly and validly executed and delivered by the Purchaser and constitutes, and will constitute, the valid and binding obligation of the Purchaser, enforceable against it in accordance with its respective terms.  The Purchaser has the requisite power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby.

5.2                                 Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to carry on its business and to own, lease and/or use its assets and properties.

5.3                                 Consents; Non-Contravention.

(a)                                  Except as stated herein, no other consent, approval, authorization, exemption or waiver of, or notice or filing with, any Person is required to be obtained, given or made, as applicable, by the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement or any Ancillary Agreement to which it is a party, or to consummate the transactions contemplated hereby and thereby.

(b)                                 Except as set forth in this Section 5.3, the execution, delivery and performance by the Purchaser of this Agreement and each Ancillary Agreement to which it is a party or by which it is bound and the consummation of the transactions contemplated hereby and thereby does not and will not, with or without the giving of notice or the lapse of time or both, (i) contravene, conflict with or violate any Legal Requirement to which the Purchaser is subject; (ii) contravene, conflict with or violate any Order applicable to the Purchaser; (iii) contravene, conflict with or violate any provision of the Governing Documents of the Purchaser or (iv) contravene, conflict with, violate, result in a breach of, constitute a default under, result in or permit the termination or amendment of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under, any Contract to which the Purchaser is a party, other than any of the foregoing events that would not reasonably be expected to adversely affect (A) the validity or enforceability of this Agreement or any Ancillary Agreement or (B) the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

5.4                                 Brokers. The Purchaser has not retained any broker, finder or investment banking firm to act on its behalf in connection with the transactions contemplated by this Agreement and, to the Purchaser’s knowledge, no other Person is entitled to receive any brokerage commission, finder’s fee or other similar compensation in connection with the transactions contemplated by this Agreement.

5.5                                 Litigation. There is no outstanding Order or Proceeding pending or, to the knowledge of the Purchaser, threatened, against or affecting the Purchaser.

5.6                                 Disclaimer of Warranties. The Purchaser acknowledges that, except as expressly set forth in Article 4 of this Agreement, the Company has not made any representations or warranties, express or implied, regarding the Company, the Purchased Assets or the Assumed Liabilities. The Purchaser further acknowledges that all warranties with regard to merchantability, fitness for a particular purpose, condition or design or arising by statute or otherwise in law are expressly excluded and that, except as otherwise set forth in Article 4 hereof, the Purchaser is accepting the Purchased Assets and the Assumed Liabilities on an “as-is where-is, with all faults” basis.

ARTICLE 6

COVENANTS OF THE COMPANY

6.1                                 Further Assurances. At any time or from time to time after the Closing, the Company shall, at the sole cost and expense of the Purchaser, execute and deliver any further instruments or documents and take all such further action as the Purchaser shall reasonably request to evidence the consummation of the transactions contemplated hereby.

6.2                                 Confidentiality of Agreement. The Company may disclose to any Person, the terms or existence of this Agreement, the Ancillary Agreements and the transactions contemplated hereby or thereby; however, the Company shall provide the Purchaser with prompt written notice of pending disclosure, so that the Purchaser may comment on the form of disclosure provided that if the Purchaser does not respond in a manner which would permit the Company to meet any statutory obligation to disclose the Purchaser understands that the Company can make such disclosure without receiving the Purchaser’s comments on the form of disclosure.

6.3                                 Books and Records. From the Closing Date until the second anniversary thereof, the Company shall provide the Purchaser with access to the business records, contracts and other information of the Company existing at the Closing Date and relating to the Purchased Assets and the Assumed Liabilities as is reasonably necessary for (a) the preparation for or the prosecution or defense of any Proceeding or investigation; (b) the preparation and filing of any tax return or election relating the Purchased Assets or the Assumed Liabilities and any audit by any taxing authority of any returns of the Purchaser relating thereto; and (c) the preparation and filing of any other documents required by any Governmental Authority to be prepared and filed by or on behalf of the Purchaser. The Purchaser shall reimburse the Company for all reasonable out-of-pocket costs and expenses incurred by the Company in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 6.3 shall be during normal business hours and upon reasonable notice and shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein.

6.4                                 Access. Prior to the Closing, the Company shall provide the Purchaser and advisors and other representatives reasonable access during regular business hours and upon reasonable notice to the Company’s properties, books and records and shall provide to the Purchaser such financial and operating data and other information concerning the Purchased Assets and Assumed Liabilities as the Purchaser shall from time to time reasonably request.

6.5                                 Cooperation. Company agrees to fully cooperate with the Purchaser to support and not diminish in any way the SECTA Technology with respect to the conduct of current or future clinical studies, regulatory filings and reporting, press releases, presentations, patent prosecution, license agreements, CE certification, and other such documentation or legal papers, through the term of the Asset Purchase Agreement. Company will cooperate in all reasonable respects with the Purchaser or its successor in interest in the preparation of financial information required by the rules and regulations of Securities and Exchange Commission in connection with a potential filing of a registration statement pursuant to the Securities Act of 1933 of the United States, as amended, the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including, without limitation, providing financial and other information, records and documents relating to the SECTA Technology, providing access to Inovio’s personnel, advisors and accountants as may be necessary to prepare such required financial information, and generally cooperating with the Purchaser’s reasonable requests in order to facilitate such preparation. Inovio shall maintain all relevant documentation and materials associated with the design, implementation and production of products included in the Assets (e.g., applicators and generators) for technology transfer to the Purchaser upon the Closing Date.

6.6                                 Maintenance and Transfer of Inventory.  Company agrees to maintain the current inventory of oncology six needle applicators and MedPulser generators and clinical and regulatory data until transfer within thirty (30) days of the Closing Date, or other agreed upon transfer schedule. Company or its designee agrees to transfer all product inventory, files, drawings, exhibits, approvals and attachments related to the SECTA Technology, and related devices, in existence as of the Closing Date.  Furthermore, Company agrees to permit the Purchaser reasonable access to Company documentation and personnel to advance the SECTA Technology at no charge for up to a period of six (6) months after the Closing Date, provided such access consists of no more than nominal time and resources of Company.  Technical assistance beyond this period is to be mutually agreed upon including service fees paid to Company, but such fees shall be no higher than Company’s customary service rates.

6.7                                 Covenant Not to Sue for Patent Infringement.  Company agrees and covenants not to sue the Purchaser for patent infringement for the Purchaser’s practice in the Field based on patents owned or controlled (having rights to sue) by Company and not a part of Schedules D, E, G and H herein provided the Purchaser has not breached any of its obligations under this Agreement. However, in return, the Purchaser agrees not to challenge the validity, ownership, inventorship, or other related right associated with a Company owned or licensed patent.

ARTICLE 7

COVENANTS OF THE PURCHASER

7.1                                 Further Assurances. At any time or from time to time after the Closing, the Purchaser shall, at the sole cost and expense of the Company, execute and deliver any further instruments or documents and take all such further action as the Company shall reasonably request to evidence the consummation of the transactions contemplated hereby.

7.2                                 Confidentiality of Agreement. The Purchaser may disclose to any Person, the terms or existence of this Agreement, the Ancillary Agreements and the transactions contemplated hereby or thereby;  however the Purchaser shall provide the Company with prompt written notice of pending disclosure, so that the Company may comment on the form of disclosure provided that if the Company does not respond in a manner which would permit the Purchaser to meet any statutory obligation to disclose then the Company understands that the Purchaser can make such disclosure without receiving the Company’s comments on the form of disclosure.

7.3                                 Books and Records. The Purchaser shall provide the Company with access to the business records, contracts and other information of the Purchaser existing at the Closing Date and relating to the Purchased Assets and the Assumed Liabilities as is reasonably necessary for (a) the preparation for or the prosecution or defense of any Proceeding or investigation; (b) the preparation and filing of any tax return or election relating the Purchased Assets or the Assumed Liabilities and any audit by any taxing authority of any returns of the Company relating thereto and (c) the preparation and filing of any other documents required by any Governmental Authority to be prepared and filed by or on behalf of the Company. The Company shall reimburse the Purchaser for all reasonable out-of-pocket costs and expenses incurred by the Purchaser in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 7.3 shall be during normal business hours and upon reasonable notice and shall be subject to such reasonable limitations as the Purchaser may impose to preserve the confidentiality of information contained therein.

7.4                                 Purchase Price. Except with respect to the Closing Payment (the payment of which is addressed in Section 3.2(a), the Purchaser shall make all payments of the Purchase Price, by wire transfer of immediately available funds to an account designated by the Company from time to time, as and when the same shall become due, as specified in Section 2.1(a) hereof.

7.5                                 Covenant Not to Sue for Patent Infringement.  The Purchaser agrees and covenants not to sue Company for patent infringement for Company’s practice in the Inovio Field based on patents owned or controlled (having rights to sue) by the Purchaser and not a part of Schedules D, E, G and H herein provided the Company has not breached any of its obligations under this Agreement. However, in return, Company agrees not to challenge the validity, ownership, inventorship, or other related right associated with a Purchaser owned or licensed patent.

ARTICLE 8

CONDITIONS TO THE PURCHASER’S OBLIGATIONS

The obligations of the Purchaser to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

8.1                                 Representations and Warranties True and Correct. All of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (i) on and as of the date of this Agreement and (ii) on and as of the Closing Date, as if made on and as of the Closing Date, except in both cases for representations and warranties that contain material adverse effect or other materiality qualifications, which shall be true and correct in all respects.

8.2                                 Covenants and Agreements Performed. The Company shall have performed or complied with, in all material respects, all covenants and obligations required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

8.3                                 Company Closing Certificate. The Purchaser shall have been furnished with a certificate executed by the Company (the “Company Closing Certificate”), dated the Closing Date, certifying that the conditions set forth in Sections 8.1 and 8.2 with respect to the Company have been fulfilled at or prior to the Closing Date.

8.4                                 No Prohibition. No Legal Requirement or Order shall be in effect, or Proceeding pending or threatened, that restrains or prevents, or would restrain or prevent, the Purchaser from consummating the transactions contemplated hereby or would adversely affect the conduct of the Business substantially in the manner that the Business was being conducted immediately prior to the Closing.

8.5                                 Assignment. The Company shall have executed an Assignment and Assumption Agreement substantially in the form of Schedule J hereto (the “Assignment”).

8.6                                 Intellectual Property Assignments. The Company shall have executed the Intellectual Property Assignment substantially in the form of Schedule J hereto (the “IP Assignment”).

ARTICLE 9

CONDITIONS TO THE COMPANY’S OBLIGATIONS

The obligations of the Company to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

9.1                                 Representations and Warranties True and Correct. All of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (i) on and as of the date of this Agreement and (ii) on and as of the Closing Date, as if made on and as of the Closing Date, except in both cases for representations and warranties that contain material adverse effect or other materiality qualifications, which shall be true and correct in all respects.

9.2                                 Covenants and Agreements Performed. The Purchaser shall have performed or complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser prior to or on the Closing Date.

9.3                                 Purchaser Closing Certificate. The Company shall have been furnished with a certificate executed by an officer of the Purchaser (the “Purchaser Closing Certificate”), dated the Closing Date, certifying that the conditions set forth in Sections 9.1 and 9.2 have been fulfilled at or prior to the Closing Date.

9.4                                 No Prohibition. No Legal Requirement or Order shall be in effect that restrains or prevents, or would restrain or prevent, the Company from consummating the transactions contemplated hereby.

9.5                                 Payment of Closing Payment. The Purchaser shall have delivered the Closing Payment to the Company in the manner set forth in Section 3.2(a).

9.6                                 Assignment. The Purchaser shall have executed the Assignment.

ARTICLE 10

TERMINATION PRIOR TO CLOSING; REORGANIZATION

10.1                           Termination. This Agreement may be terminated at any time prior to the Closing:

(a)                                  By the written consent of the Purchaser and the Company;

(b)                                 By either the Purchaser or the Company, by giving written notice to the other, if the Closing has not occurred within six months from the date of execution of this Agreement; or

(c)                                  By either the Purchaser or the Company, by giving written notice to the other, if there has been a material breach of any provision of this Agreement by (i) the Company, in the case of notice from the Purchaser or (ii) the Purchaser, in the case of notice from the Company, provided, however, that the Person receiving such notice shall have the opportunity to cure any such breach within ten (10)  Business Days after the date the notice is provided before any such termination shall be effective.

10.2                           Effect on Obligations. Termination of this Agreement pursuant to Section 10.1 hereof shall terminate all obligations of the parties hereunder, except for their obligations under Article 11 and Article 12 hereof and Sections 6.2 and 7.2 hereof.

ARTICLE 11

SURVIVAL; INDEMNIFICATION, CONFIDENTIALITY AND OFFSET

11.1                           Survival. The covenants, agreements, representations and warranties contained herein shall survive the Closing until the expiration of the statute of limitations applicable thereto.

11.2                           Indemnification.

(a)                                  The Company shall indemnify and defend the Purchaser and each of its directors, officers, employees, agents and other Affiliates and their respective successors and assigns (together, the “Purchaser Indemnitees”), and shall hold each of them harmless from and against, all Losses that are incurred or suffered by any of them in connection with, arising out of or resulting from:

(i)                                     Any misrepresentation or breach of any warranty made by the Company in this Agreement or any Ancillary Agreement;

(ii)                                  Any breach of any covenant or obligation of the Company in this Agreement or any Ancillary Agreement; and

(iii)                               Claims by third parties respecting the Purchased Assets and the Assumed Liabilities which arise from acts or omissions occurring prior to the Closing.

(b)                                 The Purchaser shall indemnify the Company and each of its directors, officers, employees, agents and other Affiliates, as applicable (together, the “Company Indemnitees”), and shall hold each of them harmless from and against, all Losses that are incurred or suffered by any of them in connection with, arising out of or resulting from:

(i)                                     Any misrepresentation or breach of any warranty made by the Purchaser in this Agreement or any Ancillary Agreement;

(ii)                                  Any breach of any covenant or obligation of the Purchaser in this Agreement or any Ancillary Agreement; and

(iii)                               Claims by third parties respecting the Purchased Assets and the Assumed Liabilities which arise from acts or omissions occurring after the Closing.

11.3                           Notice of Indemnity Claims. If any Purchaser Indemnitee or Company Indemnitee entitled to or seeking indemnification hereunder (an “Indemnified Party”) (i) determines that any event, occurrence, fact, condition or Claim gives rise, or could reasonably be expected to give rise to, Losses for which such Indemnified Party is or may be entitled to, or may seek, indemnification under this Agreement; (ii) otherwise identifies an event, occurrence, fact, condition or Claim giving rise, or that could reasonably be expected to give rise, to a right of indemnification hereunder in favor of such Indemnified Party or (iii)with respect to any Third Party Claim, becomes aware of the assertion of any Claim or of the commencement of any Proceeding at law or in equity (any of the foregoing, an “Indemnity Claim”), such Indemnified Party shall promptly notify the party obligated to provide indemnification or from whom indemnification is being or will be sought (the “Indemnifying Party”) in writing of such Indemnity Claim (a “Claim Notice”), describing in reasonable detail the facts giving rise to the claim for indemnification under this Agreement and shall include in such Claim Notice the amount or the method of computation of the amount of such Indemnity Claim (if then known) and a reference to the provision of this Agreement upon which such Indemnity Claim is based; provided, however, that the failure of any Indemnified Party to give timely notice thereof shall not affect any of the Indemnified Party’s rights to indemnification hereunder nor relieve the Indemnifying Party from any of the Indemnified Party’s indemnification obligations hereunder, except to the extent the Indemnifying Party is actually prejudiced by such failure in the Indemnified Party’s defense of the Indemnity Claim. Any Claim Notice not relating to a Third Party Claim shall specify the nature of the Losses and the estimated amount thereof.

11.4                           Third-Party Claims. Any obligation to provide indemnification hereunder with respect to any Proceeding by or against any Person other than any party hereto, including any Governmental Authority (a “Third Party Claim”), shall be subject to the following terms and conditions:

(a)                                  Upon receipt of a Claim Notice in respect of any Third Party Claim, the Indemnifying Party shall be entitled, at its option and its sole cost and expense and upon written notice (the “Defense Notice”) to the Indemnified Party within 30 days of its receipt of such Claim Notice, to assume and control the defense, compromise, settlement and investigation of such Third Party Claim, and to employ and engage counsel reasonably acceptable to the Indemnified Party; provided, however, that the Indemnified Party may, at its option, participate in such defense, compromise, settlement and investigation at its sole cost and expense; provided, further, however, that if there exists a material conflict of interest between the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, or if the Indemnified Party has been advised by counsel that there may be one or more defenses available to it that are different from or additional to those available to the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party.

(b)                                 If the Indemnifying Party fails to undertake the defense and investigation of any such Third Party Claim as provided in Section 11.4(a), the Indemnified Party against which such Indemnity Claim has been asserted shall have the right to undertake the defense, compromise, settlement and investigation of such Indemnity Claim on behalf of, and at the reasonable cost and expense of and for the account and risk of, the Indemnifying Party.

11.5                           Settlement of Indemnity Claims. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party settle or compromise any Indemnity Claim or consent to the entry of any final Judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff of a written release or releases from all Liability in respect of such Indemnity Claim of all Indemnified Parties affected by such Indemnity Claim and the sale relief for which are monetary damages that are paid in full by the Indemnifying Party.

11.6                           Exclusive Remedy. The indemnification provisions of this Article 11 shall be the sole and exclusive remedy of each party hereto for any breach of any representation, warranty or pre-closing covenant and each party hereby waives its right to seek any other remedy therefor.

11.7                           Confidentiality.  Each party shall maintain in confidence and not disclose to any third party any Confidential Information of the other party for the term of this Agreement and for five (5) years thereafter.  Each party shall ensure that its employees have access to Confidential Information of the other party only on a need-to-know basis, and are obligated to abide by such party’s obligations under this Agreement.  The foregoing obligation shall not apply to the below exceptions:

(a)                                  information that is known to the receiving party prior to the time of disclosure, and was not received directly or indirectly from the disclosing party hereunder in violation of a confidentiality obligation, unless received subject to non-disclosure and non-use obligations, or independently developed by or for the receiving party, without exposure to or benefit of the disclosing party’s Confidential Information, in each case, to the extent evidenced by written records;

(b)                                 information disclosed to the receiving party, without restriction, by a third party that has a right to make such disclosure;

(c)                                  information that was or becomes patented, published or otherwise part of the public domain as a result of acts by the disclosing party or a third person developing or obtaining such information as a matter of right;

(d)                                 information which the disclosing party permits, in writing, the receiving party to publicly disclose; and

(e)                                  information required to be disclosed under any Legal Requirement.

If a receiving party is required to disclose any of the disclosing party’s Confidential Information by order of a governmental authority or a court of competent jurisdiction; the receiving party shall timely inform its disclosing party, reasonably cooperate at the disclosing parties expense with any reasonable action the disclosing party takes to attempt to obtain confidential treatment of such information by the authority or court, and limit its disclosure of such information to the extent practical.

ARTICLE 12

MISCELLANEOUS

12.1                           Entire Agreement. This Agreement together with the Ancillary Agreements and the certificates delivered hereunder constitutes the sole understanding of the parties with respect to the subject matter hereof.

12.2                          Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided however, that this Agreement may not be assigned (either by operation of law or otherwise) (a) by the Company without the prior written consent of the Purchaser or (b) by the Purchaser without the prior written consent of the Company; provided, however, that the Company may assign this Agreement to a successor in connection with a sale of its business.

12.3                           Headings. The headings of the Articles, Sections, and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

12.4                           Amendment; Modification and Waiver. No amendment, modification, or waiver of the terms of this Agreement shall be binding unless the same shall be in writing and duly executed by all of the parties hereto, except that any terms of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such waived term. No single waiver of any term of this Agreement shall be deemed to or shall constitute, absent an express statement otherwise, a continuous waiver of such term or a waiver of any other term hereof. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof.

12.5                           Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear the expenses incurred by that party incident to this Agreement and the transactions contemplated hereby, including all fees and disbursements of counsel and accountants retained by such party, whether or not the transactions contemplated hereby shall be consummated.

12.6                           Notices. Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given by delivery in person, by electronic facsimile transmission, by a nationally recognized overnight courier or by registered or certified mail, postage prepaid (and shall be deemed given when delivered if delivered by hand, when transmission confirmation is received if sent by facsimile, three days after mailing if mailed, one Business Day after deposited for domestic delivery with a nationally recognized overnight courier service if delivered by overnight courier, and three Business Days after deposited for international delivery with an internationally recognized overnight courier service), as follows:

if to the Company, to:
Inovio Pharmaceuticals, Inc.
1787 Sentry Parkway West
Building 18, Suite 400
Blue Bell, PA 19422
Attention: Joseph Kim
Fax No.: 267-440-4242

if to the Purchaser to:
OncoSec Medical Inc.
8th Floor - 200 Virginia Street
Reno NV 89501
Attention: Punit S. Dhillon
Fax No.: 858-777-5481

with a copy to:
Clark Wilson LLP
800 — 885 West Georgia Street
Vancouver, BC V6C 3H1
Attention: Bernard Pinsky
Fax No.: 604-687-6314

or at such other address for a party as shall be specified by like notice.

12.7                           Governing Law. Consent to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed wholly within that jurisdiction and without regard to the principles of conflicts of law. Each party hereto, for itself and its successors and assigns, irrevocably agrees that any Proceeding arising out of or relating to this Agreement shall be instituted in the United States District Court for the Eastern District of Pennsylvania or in the absence of jurisdiction, the state courts of Philadelphia County, Pennsylvania, and generally and unconditionally accepts and irrevocably submits to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby from which no appeal has been taken or is available in connection with this Agreement. Each party, for such party and such party’s successors and assigns, irrevocably waives any objection such party may have now or hereafter to the laying of the venue of any such Proceeding, including any objection based on the grounds of forum non conveniens, in the aforesaid courts. Each of the parties, for such party and such party’s successors and assigns, irrevocably agrees that all process in any such Proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 12.6 of this Agreement or at such other address of which the other parties shall have been notified in accordance with the provisions of Section of this Agreement such service being hereby acknowledged by the parties to be effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by Law.

12.8                           No Third Party Beneficiaries. This Agreement is intended and agreed to be solely for the benefit of the parties hereto and their permitted successors and assigns, and no other Person, including any employee of the Company shall be entitled to rely on this Agreement or accrue any Claim pursuant to, under, by, or through this Agreement.

12.9                           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

12.10                     Drafting of Agreement. Each party acknowledges that such party has had the opportunity to participate in the drafting of this Agreement and to review this Agreement with legal counsel of its choice, and there shall be no presumption that ambiguities shall be construed or interpreted against the drafter, and no presumptions made or inferences drawn because of the inclusion of a term not contained in a prior draft or the deletion of a term contained in a prior draft.

12.11                     Savings Clause. If anyone or more of the terms hereof shall be adjudged, adjudicated, declared or deemed by a Governmental Authority to be invalid, illegal or void or unenforceable in any particular respect, this Agreement shall be construed as if the invalid, illegal, void or unenforceable term or part thereof had never been contained herein, and the remaining portions of this Agreement shall nonetheless continue in full force and effect. If one or more of the terms, or part thereof, of this Agreement shall, for any reason, be adjudged, adjudicated, declared or deemed by any Governmental Authority to be excessive, then such terms shall be deemed reformed to the maximum limitations permitted by applicable law, and this Agreement shall be construed, by limiting and reducing its terms, so as to be enforceable to the extent compatible with the applicable law.

ARTICLE 13

CERTAIN DEFINITIONS

13.1                           “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such Person. For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

13.2                           “Ancillary Agreements” means (a) the Bill of Sale and Assignment and Assumption Agreement; and (b) the Cross-License Agreement; (c) the IP Assignment; and (d) the any other document specifically identified therein as an Ancillary Agreement.

13.3                           “Business Day” means any day other than a day on which banks in Philadelphia, Pennsylvania are required or authorized to be closed.

13.4                           “Claim” means any claim, suit, demand, cause of action, chose in action, right of recovery or right of set-off of whatever kind or description asserted by the claimant against any Person.

13.5                           “Code” means the Internal Revenue Code of 1986, as amended.

13.6                           “Confidential Information” means all technical and business information, plans, inventions, developments, discoveries, improvements, software, know-how, procedures, methods, techniques, formulae, data, processes, studies, and other proprietary ideas, whether or not patentable or copyrightable, that a party hereto identifies as confidential or proprietary at the time it is delivered or communicated to the other party hereto, or any other information that should reasonably be recognizable by its nature to be confidential or trade secret information of a party (including, without limitation, information respecting such party’s business plans, sales and sales methods, customers and prospective customers).

13.7                           “Contract” means any agreement, purchase order, sales order, contract or similar instrument, arrangement or commitment.

13.8                           “Encumbrances” means liens, security interests, pledges, equities, proxies, claims, charges, adverse claims, mortgages, rights of first refusal, preemptive rights, restrictions, encumbrances, easements, covenants, licenses, options or title defects of any kind whatsoever.

13.9                           “Governing Documents” means, with respect to the Company or the Purchaser, the articles or certificate of incorporation and the bylaws of the applicable corporation; (b) all Security holders’ Contracts, voting Contracts, voting trust Contracts, joint venture Contracts, registration rights Contracts or other Contracts or documents relating to the organization, management or operation of such corporation or relating to the rights, duties and obligations of the Security holders of any such corporation and (c) any amendment or supplement to any of the foregoing.

13.10                     “Governmental Authority” means any government, court, department, authority, commission, board, bureau, agency or official or other regulatory, administrative authority, whether (in each case) federal, foreign, state or local.

13.11                     “Governmental Authorization” means any permit, license or other authorization given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement and required to: (a) conduct the Business as currently conducted or (b) occupy, maintain, operate or use the Company’s assets or properties as currently maintained, operated or used.

13.12                     “IRS” means the Internal Revenue Service.

13.13                     “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

13.14                     “Losses” means any and all losses, Liabilities, damages (including incidental and consequential damages), penalties, obligations, awards, fines, deficiencies, interest, Claims, diminution in value, costs and expenses whatsoever (excluding attorneys’, consultants’ and other professional fees and disbursements) resulting from, arising out of or incident to any matter for which indemnification is provided under this Agreement.

13.15                     “Liabilities” means with respect to any Person, means any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

13.16                     “Order” means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Authority or any arbitrator.

13.17                     “Patents” is used herein to mean any U.S. and foreign patents, patent applications, and provisional patent applications; U.S. and foreign patents issued from such applications and from any divisional, continuations, or continuations-in-part; and any reissues thereof.

13.18                     “Permitted Encumbrances” means minor imperfections of title, none of which, individually or in the aggregate, detract from the value of the affected assets or properties, or impairs the use of the affected assets or properties or Liens for taxes that are not yet due or payable.

13.19                     “Person” means an individual, corporation, partnership, association, limited liability company, trust, unincorporated organization, Governmental Authority, other entity or group. For purposes of this definition, “group” means when two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer.

13.20                     “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

INOVIO PHARMACEUTICALS, INC.

/s/J. Joseph Kim
Name: J. Joseph Kim
Title: President and CEO

Date: March 14, 2011

ONCOSEC MEDICAL INCORPORATED

/s/Punit S. Dhillon
Name: Punit S. Dhillon
Title: President and CEO

Date: March 14, 2011

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

SCHEDULE A

EQUIPMENT, MACHINERY, INVENTORY AND OTHER TANGIBLE ASSETS

[*****]

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

[*****]

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

[*****]

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

[*****]

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

[*****]

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

[*****]

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

[*****]

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

[*****]

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

[*****]

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

[*****]

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

[*****]

SCHEDULE B

ONGOING AND QUALITY DOCUMENTATION

Copies of the following Released SOPs

M00 Reference

M01 Assemblies

M02 PCB

M03 Specs

M06 Components

M07 Wiring

M09 Tooling

M11 Software

M12 Labels, Manual, IFU

M13 Equipment Maintenance & Metrology

M14 Mfg Procedures

M15 Protocols & Reports

M16 Validation Protocols and Reports

M20 Quality SOPs

Copies of the following Clinical Trial Documents

1.                                       Related to the Medpulser Electroporation With Bleomycin Study to Treat Anterior Head and Neck Squamous Cell Carcinoma study (ClinicalTrials.gov Identifier: NCT00198315)

2.                                       Related to the Medpulser Electroporation With Bleomycin Study to Treat Posterior Head and Neck Squamous Cell Carcinoma study (ClinicalTrials.gov Identifier: NCT00198328)

3.                                       Related to the Study Using the Medpulser Electroporation System With Bleomycin to Treat Head and Neck Cancer (ClinicalTrials.gov Identifier: NCT00198263)

4.                                       Study Using the MedPulser Electroporation System With Bleomycin to Treat Cutaneous and Subcutaneous Cancer (ClinicalTrials.gov Identifier: NCT00198276)

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

SCHEDULE C

CONTRACTS

[*****]

SCHEDULE D

a.             PATENTS

Inovio Ref #	Country	Type	Status	Serial No.	Filing Date	Patent No	Issue Date

GTI-8000	AU	PCT	Published	2007224275	02-Mar-2007

GTI-8000	CA	PCT	Published	2644163	02-Mar-2007

GTI-8000	CN	ORD	Published	20078014313	02-Mar-2007

GTI-8000	EP	PCT	Published	07751865.2	02-Mar-2007

GTI-8000	IN	ORD	Published	7486/DELNP/2008	03-Sep-2008

GTI-8000	JP	ORD	Published	2008-557431	02-Mar-2007

GTI-8000	KR	PCT	Published	7023591/2008	02-Mar-2007

GTI-8000	NO	PCT	Published	20084148	02-Mar-2007

GTI-8000	US	ORD	Published	11/713181	02-Mar-2007

GTI-8000	WO	ORD	Closed	PCT/US2007/005133	02-Mar-2007

b.             TRADEMARKS

SECTA	CA	1315330	9/5/2006			Pending	00 Nat.	MEDICAL APPARATUS FOR USE IN DELIVERING DRUGS OR GENES TO CELLULAR STRUCTURES BY MEANS OF ELECTROPORATION; AND INSTRUCTIONAL MANUALS SOLD AS A UNIT THEREWITH

SECTA	CN	5585035	9/4/2006	5585035	6/28/2009	Registered	10, 42 Int.

SURGICAL, MEDICAL, DENTAL AND VETERINARY APPARATUS AND INSTRUMENTS, ARTIFICIAL LIMBS, EYES AND TEETH; ORTHOPEDIC ARTICLES; SUTURE MATERIALS MEDICAL RESEARCH IN THE AREAS OF GENE THERAPY, ONCOLOGY AND DRUG DELIVERY

SECTA	EP	5292636	9/4/2006			Pending	09, 10, 16 Int.

Downloadable publications and instruction manuals; power supplies; cables; foot switches; electronic printers Medical apparatus for use in delivering drugs and genes to cellular structures; parts, fittings and accessories for the aforesaid goods Printed matter; stationery; books; instruction manuals; brochures; leaflets; instructional and teaching materials; journals; magazines; newsletters; reports and compilations; calendars, diaries and desk accessories

SECTA	IN	1483693	9/1/2006	1483693	3/10/2010	Registered	10 Int.	MEDICAL APPARATUS FOR USE IN DELIVERING DRUGS OR GENES TO CELLULAR STRUCTURES BY MEANS OF ELECTROPORATION

SECTA	CH	5778412006	30-Aug-06	555693	30-Aug-06	Registered	10, 16 Int.

MEDICAL APPARATUS FOR USE IN DELIVERING DRUGS OR GENES TO CELLULAR STRUCTURES BY MEANS OF ELECTROPORATION; AND INSTRUCTIONAL MANUALS SOLD AS A UNIT THEREWITH : INSTRUCTIONAL MANUALS SOLD AS A UNIT FOR MEDICAL APPARATUS FOR USE IN DELIVERING DRUGS AND GENES TO CELLULAR STRUCTURES BY MEANS OF ELECTROPORATION

SECTA	TW	95044274	30-Aug-06	1272387	1-Aug-07	Registered	10 Int.	MEDICAL APPARATUS FOR USE IN DELIVERING DRUGS OR GENES TO CELLULAR STRUCTURES BY MEANS OF ELECTROPORATION; AND MANUALS USED IN CONNECTION THEREWITH

SCHEDULE E

Inovio Ref #	Cntry	Type	Status	Serial No.	Filing Date	Patent No.	Issue Date

GTI-1160	US	CIP	GRANTED	08/46756	6-Jun-95	5702359	30-Dec-97

GTI-1160	US	CON	GRANTED	09/427151	25-Oct-99	6451002	17-Sep-02

GTI-1160	US	CON	GRANTED	10/053861	17-Jan-02	6567694	20-May-03

GTI-1160	US	DIV	GRANTED	09/551327	18-Apr-00	6418341	9-Jul-02

GTI-1160	US	REX	GRANTED	90/005590	15-Dec-99	5702359C1	28-Mar-06

GTI-1160	US	PCT	GRANTED	08/930168	10-Apr-95	5810762	22-Sep-98

GTI-1160	US		GRANTED	08/042039	1-Apr-93	5439440	8-Aug-95

GTI-1160	US	CIP	GRANTED	08/537265	29-Sep-95	5993434	30-Nov-99

GTI-1160	US	CON	GRANTED	10/177560	21-Jun-02	6569149	27-May-03

GTI-1160	US	CON	GRANTED	10/213514	6-Aug-02	6763264	13-Jul-04

GTI-1160	MX	PCT	GRANTED	PA/A/1997/006929	10-Apr-95	218786	21-Jan-04

GTI-1160	MX	PCT	GRANTED	PA/A/1997/008316	22-May-96	248023	13-Aug-07

GTI-1160	KR	PCT	GRANTED	706014/97	10-Apr-95	247255	10-Dec-99

GTI-1160	KR	PCT	GRANTED	708424/97	22-May-96	260238	4-Apr-00

GTI-1160	JP	PCT	GRANTED	530968/96	10-Apr-95	3338880	16-Aug-02

GTI-1160	GB	EDV	GRANTED	02008920.7	10-Apr-95	1240917	23-Jun-04

GTI-1160	GB	EPC	GRANTED	96916550.5	22-May-96	0874663	29-Sep-99

GTI-1160	FR	EDV	GRANTED	02008920.7	10-Apr-95	1240917	23-Jun-04

GTI-1160	FR	EPC	GRANTED	96916550.5	22-May-96	0874663	29-Sep-99

GTI-1160	EP	DIV	GRANTED	02008920.7	10-Apr-95	1240917	23-Jun-04

GTI-1160	EP	PCT	GRANTED	96916550.5	22-May-96	0874663	29-Sep-99

GTI-1160	DE	EDV	GRANTED	02008920.7	10-Apr-95	1240917	23-Jun-04

GTI-1160	DE	EPC	GRANTED	96916550.5	22-May-96	69604509.5	29-Sep-99

GTI-1160	CN	PCT	GRANTED	96194608.3	22-May-96	ZL96194608.3	26-May-04

GTI-1160	CA	PCT	GRANTED	2216131	10-Apr-95	2216131	5-Feb-02

GTI-1160	CA	PCT	GRANTED	2218255	22-May-96	2218255	20-Nov-01

GTI-1200	ZA		GRANTED	98/7596	21-Aug-98	98/7596	31-Aug-99

GTI-1200	US	CIP	GRANTED	09/177678	22-Oct-98	6241701	5-Jun-01

GTI-1200	US	CON	GRANTED	09/861016	18-May-01	6516223	4-Feb-03

GTI-1200	US	DIV	GRANTED	09/189062	9-Nov-98	6233482	15-May-01

GTI-1200	US	DIV	GRANTED	09/189360	9-Nov-98	6181964	30-Jan-01

GTI-1200	US	DIV	GRANTED	09/189070	9-Nov-98	6068650	30-May-00

GTI-1200	US		GRANTED	08/905240	1-Aug-97	6055453	25-Apr-00

GTI-1200	US	CON	GRANTED	09/900601	5-Jul-01	7412284	12-Aug-08

GTI-1200	US	DIV	GRANTED	09/227417	8-Jan-99	6216034	10-Apr-01

GTI-1200	US	DIV	GRANTED	09/227416	8-Jan-99	6014584	11-Jan-00

GTI-1200	KR	PCT	GRANTED	10-1999-7002781	31-Jul-98	756252	31-Aug-07

GTI-1200	JP	DIV	GRANTED	2002-57679	31-Jul-98	4180285	5-Sep-08

GTI-1200	HK	PCT	GRANTED	00106147.9	31-Jul-98	1027049	28-Apr-06

GTI-1200	CN	PCT	GRANTED	98801461.0	31-Jul-98	98801461.0	7-Sep-05

GTI-1200	CN-2	PCT	GRANTED	200510084733.9	31-Jul-98	1768873	28-Jan-11

GTI-1200	CA	PCT	GRANTED	2268026	31-Jul-98	2268026	29-Jul-03

GTI-1200	AU	PCT	GRANTED	86823/98	31-Jul-98	734343	27-Sep-01

GTI-1200	AU	PCT	GRANTED	17074/00	21-Oct-99	767814	11-Mar-04

GTI-1200	AR		GRANTED	P990105331	21-Oct-99	AR020932B1	30-May-06

GTI-1200	EP	PCT	GRANTED	98938256.9	31-Jul-98	999867	08-Sep-2010

GTI-1200	DE	PCT	GRANTED	98938256.9	31-Jul-98	999867	08-Sep-2010

GTI-1200	FR	PCT	GRANTED	98938256.9	31-Jul-98	999867	08-Sep-2010

GTI-1200	GB	PCT	GRANTED	98938256.9	31-Jul-98	999867	08-Sep-2010

GTI-1200	CN	DIV	GRANTED	200510084733.9	31-Jul-98	1768873	28-Jan-2011

GTI-1360	US	CIP	GRANTED	10/339708	8-Jan-03	7171264	30-Jan-07

GTI-1360	US		GRANTED	09/567404	8-May-00	6520950	18-Feb-03

GTI-1250	US		GRANTED			6120493	19-Sep-2000

GTI-1250	US	CON	GRANTED			6208893	27-Mar-2001

GTI-1110	US	CON	GRANTED			7181271	20-Feb-2007

GTI-1230	US	CON	GRANTED			6865416	08-Mar-2005

GTI-1230	US		GRANTED			6347247	12-Feb-2002

GTI-1230	EP		PENDING	99922830.7	07-May-1999

GTI-1250	US		GRANTED			6009347	28-Dec-1999

SCHEDULE F

FORM OF CROSS LICENSE AGREEMENT

SCHEDULE G

Inovio Ref #	Cntry	Type	Status	Serial No.	Filing Date	Patent No.	Issue Date

GTI-1130	AU	PCT	Granted	49883/99	13-Jul-1999	770092	27-May-2004

GTI-1130	CA	PCT	Published	2337652	13-Jul-1999

GTI-1130	EP	PCT	Published	99933937.7	13-Jul-1999

GTI-1130	US	ORD	Granted	09/352809	13-Jul-1999	6697669	24-Feb-2004

GTI-1130	US	CIP	Granted	10/165657	07-Jun-2002	6678556	13-Jan-2004

GTI-1130	US	CON	Granted	10/756946	13-Jan-2004	7570992	04-Aug-2009

GTI-1130	US	CIP	Granted	09/625825	26-Jul-2000	6654636	25-Nov-2003

GTI-1130	US	CIP	Granted	10/233007	30-Aug-2002	6972013	06-Dec-2005

GTI-1130	US	CON	Published	11/291459	30-Nov-2005

GTI-1370	AU	PCT	Granted	41771/00	23-Mar-2000	778736	14-Apr-2005

GTI-1370	EP	PCT	Published	00921451.1	23-Mar-2000

GTI-1370	TW	ORD	Granted	89105497	11-Apr-2000	NI-153798	06-Aug-2002

GTI-1370	US	DIV	Granted	10/215963	08-Aug-2002	7054685	30-May-2006

GTI-1370	US	ORD	Granted	09/535683	23-Mar-2000	6678558	13-Jan-2004

GTI-1530	AT	EPC	Granted	99966432.9	17-Dec-1999	1140283	08-Mar-2006

GTI-1530	AU	PCT	Granted	14354/95	13-Dec-1994	691237	27-Aug-1998

GTI-1530	AU	PCT	Granted	68821/98	02-Apr-1998	741399	14-Mar-2002

GTI-1530	AU	PCT	Granted	21969/00	17-Dec-1999	763535	06-Nov-2003

GTI-1530	CA	PCT	Granted	2185024	13-Dec-1994	2185024	08-May-2001

GTI-1530	CA	PCT	Published	2311474	02-Apr-1998

GTI-1530	CH	EPC	Granted	99966432.9	17-Dec-1999	1140283	08-Mar-2006

GTI-1530	DE	EPC	Granted	95905926.2	13-Dec-1994	P69426210.2	25-Oct-2000

GTI-1530	DE	EPC	Granted	98914475.3	02-Apr-1998	69806794.0	24-Jul-2002

GTI-1530	DE	EPC	Granted	99966432.9	17-Dec-1999	1140283	08-Mar-2006

GTI-1530	EP	PCT	Granted	95905926.2	13-Dec-1994	0751802	25-Oct-2000

GTI-1530	EP	PCT	Granted	98914475.3	02-Apr-1998	1028777	24-Jul-2002

GTI-1530	EP	PCT	Granted	99966432.9	17-Dec-1999	1140283	08-Mar-2006

GTI-1530	ES	EPC	Granted	99966432.9	17-Dec-1999	1140283	08-Mar-2006

GTI-1530	FR	EPC	Granted	95905926.2	13-Dec-1994	0751802	25-Oct-2000

GTI-1530	FR	EPC	Granted	98914475.3	02-Apr-1998	1028777	24-Jul-2002

GTI-1530	FR	EPC	Granted	99966432.9	17-Dec-1999	1140283	08-Mar-2006

GTI-1530	GB	EPC	Granted	95905926.2	13-Dec-1994	0751802	25-Oct-2000

GTI-1530	GB	EPC	Granted	98914475.3	02-Apr-1998	1028777	24-Jul-2002

GTI-1530	GB	EPC	Granted	99966432.9	17-Dec-1999	1140283	08-Mar-2006

GTI-1530	IT	EPC	Granted	95905926.2	13-Dec-1994	0751802	25-Oct-2000

GTI-1530	IT	EPC	Granted	99966432.9	17-Dec-1999	1140283	08-Mar-2006

GTI-1530	JP	PCT	Granted	525651/95	13-Dec-1994	3554935	21-May-2004

GTI-1530	NL	EPC	Granted	99966432.9	17-Dec-1999	1140283	08-Mar-2006

GTI-1530	TW	ORD	Granted	87106879	05-May-1998	NI-108036	01-Sep-1999

GTI-1530	US	CIP	Granted	08/219970	30-Mar-1994	5462520	31-Oct-1995

GTI-1530	US	ORD	Granted	07/931061	17-Aug-1992	5318514	07-Jun-1994

GTI-1530	US	CIP	Granted	08/310647	22-Sep-1994	5464386	07-Nov-1995

GTI-1530	US	CIP	Granted	08/552200	02-Nov-1995	5688233	18-Nov-1997

GTI-1530	US	CIP	Granted	08/964436	04-Nov-1997	6009345	28-Dec-1999

GTI-1530	US	CIP	Granted	09/213782	17-Dec-1998	5968006	19-Oct-1999

GTI-1540	DE	EPC	Granted	95925349.3	27-Jun-1995	69502733.6	27-May-1998

GTI-1540	EP	PCT	Granted	95925349.3	27-Jun-1995	0788392	27-May-1998

GTI-1540	GB	EPC	Granted	95925349.3	27-Jun-1995	0788392	27-May-1998

GTI-1540	US	CIP	Granted	08/328895	25-Oct-1994	6132419	17-Oct-2000

GTI-1540	US	CIP	Granted	08/304584	12-Sep-1994	5501662	26-Mar-1996

GTI-2010	AU	PCT	Pending	PCT/US2009/000273	28-Jun-2010

GTI-2010	CA	PCT	Pending	2710408	21-Jun-2010

GTI-2010	CN	PCT	Pending	PCT/US2009/000273	23-Jul-2010

GTI-2010	EP	PCT	Pending	09702445.9	16-Jan-2009

GTI-2010	IN	PCT	Pending	4726/DELNP/2010	30-Jun-2010

GTI-2010	JP	PCT	Pending	PCT/US2009/000273	15-Jul-2010

GTI-2010	KR	PCT	Pending	10-2010-7018104	16-Aug-2010

GTI-2010	US	ORD	Pending	12836163	14-Jul-2010

GTI-2010	WO	ORD	Published	PCT/US2009/000273	16-Jan-2009

GTI-5000	AT	EPC	Granted	98909691.2	03-Apr-1998	1023107	30-Aug-2006

GTI-5000	AU	PCT	Granted	69906/98	03-Apr-1998	733628	30-Aug-2001

GTI-5000	BE	EPC	Granted	98909691.2	03-Apr-1998	1023107	30-Aug-2006

GTI-5000	CA	PCT	Granted	2285056	03-Apr-1998	2285056	14-Dec-2004

GTI-5000	CH	EPC	Granted	98909691.2	03-Apr-1998	1023107	30-Aug-2006

GTI-5000	CN	PCT	Granted	98803980.X	03-Apr-1998	ZL98803980.X	24-Apr-2006

GTI-5000	DE	EPC	Granted	98909691.2	03-Apr-1998	DE69835761.2-08	30-Aug-2006

GTI-5000	DK	EPC	Granted	98909691.2	03-Apr-1998	1023107	30-Aug-2006

GTI-5000	EA	PCT	Granted	199900882	03-Apr-1998	002087	24-Dec-2001

GTI-5000	EP	PCT	Granted	98909691.2	03-Apr-1998	1023107	30-Aug-2006

GTI-5000	ES	EPC	Granted	98909691.2	03-Apr-1998	1023107	30-Aug-2006

GTI-5000	FR	EPC	Granted	98909691.2	03-Apr-1998	1023107	30-Aug-2006

GTI-5000	GB	EPC	Granted	98909691.2	03-Apr-1998	1023107	30-Aug-2006

GTI-5000	IE	EPC	Granted	98909691.2	03-Apr-1998	1023107	30-Aug-2006

GTI-5000	IT	EPC	Granted	98909691.2	03-Apr-1998	1023107	30-Aug-2006

GTI-5000	KR	PCT	Granted	1999-7009009	03-Apr-1998	427786	07-Apr-2004

GTI-5000	KZ	EUC	Granted	199900882	03-Apr-1998	2087	24-Dec-2001

GTI-5000	LU	EPC	Granted	98909691.2	03-Apr-1998	1023107	30-Aug-2006

GTI-5000	MX	PCT	Granted	999026	03-Apr-1998	253159	09-Jan-2008

GTI-5000	NL	EPC	Granted	98909691.2	03-Apr-1998	1023107	30-Aug-2006

GTI-5000	NO	PCT	Granted	19994820	03-Apr-1998	327806	28-Sep-2009

GTI-5000	NZ	PCT	Granted	337853	03-Apr-1998	337853	08-Jul-2002

GTI-5000	RU	EUC	Granted	199900882	03-Apr-1998	2087	24-Dec-2001

GTI-5000	SE	EPC	Granted	98909691.2	03-Apr-1998	1023107	30-Aug-2006

GTI-5000	US	CIP	Granted	09/565140	05-May-2000	6261281	17-Jul-2001

GTI-5000	US	ORD	Granted	09/055084	03-Apr-1998	6110161	29-Aug-2000

GTI-5000	US	CON	Granted	10/141561	07-May-2002	6610044	26-Aug-2003

GTI-5000	US	CON	Granted	10/620271	14-Jul-2003	6958060	25-Oct-2005

GTI-5000	US	ORD	Allowed	12/070233	15-Feb-2008

GTI-5001	AU	DIV	Pending	2009202678	01-Jul-2009

GTI-5001	CA	PCT	Published	2491000	04-Jul-2003

GTI-5001	CN	PCT	Granted	03820724.9	04-Jul-2003	03820724.9	28-Apr-2010

GTI-5001	EA	PCT	Granted	200401558	04-Jul-2003	009203	28-Dec-2007

GTI-5001	EP	PCT	Published	03762794.0	04-Jul-2003

GTI-5001	HK	PCT	Published	05108751.7	04-Jul-2003

GTI-5001	IN	PCT	Pending	4137/DELNP/2004	04-Jul-2003

GTI-5001	JP	PCT	Granted	2004-518966	04-Jul-2003	4461012	19-Feb-2010

GTI-5001	JP	DIV	Published	2009-279074	09-Dec-2009

GTI-5001	MX	PCT	Granted	PA/A/2005/000155	04-Jul-2003	277428	21-Jul-2010

GTI-5001	NZ	DIV	Granted	562306	04-Jul-2003	562306	08-Oct-2009

GTI-5001	NZ	DIV	Granted	566578	04-Jul-2003	566578	12-Nov-2009

GTI-5001	RU	EUC	Granted	200401558	04-Jul-2003	9203	28-Dec-2007

GTI-5001	US	ORD	Granted	10/612304	03-Jul-2003	7328064	05-Feb-2008

GTI-5001	US	CON	Published	11/985825	16-Nov-2007

GTI-5001	ZA	PCT	Granted	2005/0058	04-Jul-2003	2005/0058	29-Mar-2006

GTI-7001	AU	PCT	Pending	2007215263	09-Feb-2007

GTI-7001	CA	PCT	Published	2635437	09-Feb-2007

GTI-7001	CA	ORD	Pending	2686855	16-May-2008

GTI-7001	CN	PCT	Pending	200780002313.9	09-Feb-2007

GTI-7001	EP	PCT	Published	07750450.4	09-Feb-2007

GTI-7001	EP	ORD	Published	08767759.7	20-Nov-2009

GTI-7001	IN	PCT	Pending	6100/DELNP/2008	11-Jul-2008

GTI-7001	JP	PCT	Published	2008-554405	09-Feb-2007

GTI-7001	KR	PCT	Published	7019463/2008	09-Feb-2007

GTI-7001	MX	PCT	Pending	MX/A/2008/008981	09-Feb-2007

GTI-7001	NO	PCT	Pending	20083811	09-Feb-2007

GTI-7001	US	ORD	Published	11/704591	09-Feb-2007

GTI-7001	US	CIP	Published	11/894653	20-Aug-2007

GTI-7001	WO	ORD	Published	PCT/US2008/006311	16-May-2008

GTI-1220	US		GRANTED			6027488	22-Feb-00

GTI-1220	US	DIV	GRANTED			6746441	08-Jun-04

GTI-1590	US	ORD	GRANTED			6192270	20-Feb-01

GTI-1560	US	ORD	GRANTED			6150148	21-Nov-00

SCHEDULE H

Inovio Ref #	Cntry	Type	Status	Publication	Filing Date	Patent No.	Issue Date

	US	ORD	GRANTED			6528315	4-Mar-03

	PCT			WO 99/01157

	EP		GRANTED	WO 99/01157		0991425	30-Sep-05

	AT		GRANTED	WO 99/01157		0991425	30-Sep-05

	DE		GRANTED	WO 99/01157		0991425	30-Sep-05

	FR		GRANTED	WO 99/01157		0991425	30-Sep-05

	NO		GRANTED	WO 99/01157		0991425	30-Sep-05

	GB		GRANTED	WO 99/01157		0991425	30-Sep-05

	CH		GRANTED	WO 99/01157		0991425	30-Sep-05

	GB		GRANTED	WO 99/01157		0991425	30-Sep-05

	JP			WO 99/01157

	MX			WO 99/01157

	US		GRANTED			6939862	6-Sep-05

	PCT			WO 99/001158

	EP		GRANTED	WO 99/001158		0991426

	GB		GRANTED	WO 99/001158		0991426

	BE		GRANTED	WO 99/001158		0991426

	FR		GRANTED	WO 99/001158		0991426

	DE		GRANTED	WO 99/001158		0991426

	IT		GRANTED	WO 99/001158		0991426

	CH		GRANTED	WO 99/001158		0991426

	NO		GRANTED	WO 99/001158		0991426

SCHEDULE I

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), dated as of March24, 2011 between OncoSec Medical Incorporated, a Nevada corporation, with the principal place of business at 8th Floor - 200 Virginia Street, Reno NV 89501 (the “Assignee”), and Inovio Pharmaceuticals, Inc., a Delaware corporation, with a principal place of business at 1787 Sentry Parkway West, Bldg 18, Suite 400, Blue Bell, Pennsylvania 19422 (the “Assignor”).

WHEREAS, the Assignor and the Assignee, have entered into an Asset Purchase Agreement dated as of March 14, 2011 (the “Agreement”; unless other defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement);

WHEREAS, pursuant to the Agreement, the Assignor has agreed to sell, assign, convey, transfer and deliver the Purchased Assets to the Assignee, and in an effort to do so, the parties agreed to execute this Assignment to consummate the transactions contemplated by the Agreement;

WHEREAS, pursuant to the Agreement, the Assignee has agreed to assume the Assumed Liabilities; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

5.                                       Sale and Assignment of Purchased Assets. The Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby sells, transfers, conveys and delivers to the Assignee, and the Assignee does hereby accept from the Assignor, all of the right, title and interest of the Assignor in and to all of the Purchased Assets, including the Assigned IP, free and clear of any and all Encumbrances, other than the Permitted Encumbrances. The Assignor also hereby transfers, conveys and delivers to the Assignee all the goodwill associated with the Assigned IP.

6.                                       Assumption of Liabilities. The Assignee hereby assumes and agrees to pay, perform and discharge the Assumed Liabilities.

7.                                       Modification and Waiver. No amendment, modification, or alteration of the terms or provisions of this Assignment shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Assignment may be waived in writing at any time by the party that is entitled to the benefits of such waived terms or provisions. No single waiver of any of the provisions of this Assignment shall be deemed to or shall constitute, absent an express statement otherwise, a continuous waiver of such provision or a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof.

8.                                       Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed wholly within that jurisdiction.

9.                                       Disputes. The respective rights of the Assignor, on the one hand, and the Assignee, on the other, with respect to the Purchased Assets and the Assumed Liabilities assigned and assumed hereby shall be governed by the Agreement. In the event of a conflict between this Assignment and the Agreement, the Agreement shall control. All disputes between the Assignor and the Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provisions contained herein shall be resolved in accordance with the Agreement.

10.                                 Counterparts. This Assignment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

INOVIO PHARMACEUTICALS, INC.

/s/ Joseph Kim
Name: J. Joseph Kim
Title: President and CEO

Date:

ONCOSEC MEDICAL INCORPORATED

/s/ Punit Dhillon
Name: Punit S. Dhillon
Title: President and CEO

Date: March 24, 2011

SCHEDULE J

FORM OF INTELLECTUAL PROPERTY ASSIGNMENT

ABSOLUTE ASSIGNMENT OF

WORLDWIDE

PATENT RIGHTS

This Assignment, effective 24th day of March, 2011 is made

BETWEEN

Inovio Pharmaceuticals, Inc., having a place of business at 1787 Sentry Parkway West, Building 18, Suite 400, Blue Bell, PA 19422

(hereinafter the “Assignor”)

AND

OncoSec Medical Incorporated, having a place of business at 8th Floor, 200 Virginia Street, Reno, NV 89501

(hereinafter the “Assignee”)

WHEREAS the Assignor owns absolutely the entire right, title and interest worldwide in all inventions (hereinafter the “Inventions”) disclosed or claimed in the utility patents and utility patent applications identified in Schedule “A”, which is attached hereto and incorporated herein, (hereinafter the “Patents”);

AND WHEREAS the Assignee wishes to own absolutely such entire right, title and interest in the Inventions and the Patents;

NOW THEREFORE, be it known that, for good and valuable consideration, the receipt and sufficiency of which the Assignor hereby acknowledges, the parties agree as follows:

1.             Assignment.  The Assignor assigns absolutely to the Assignee, its lawful successors and assigns, the Assignor’s entire right, title, and interest in the Inventions and the Patents, including:

(a)                                  all rights to claim domestic and foreign priority from any of the Patents, including claims based on ascendant, descendant, sibling or otherwise related patents and applications, including claims asserted pursuant to the Patent Cooperation Treaty and the Paris Convention for the Protection of Industrial Property;

(b)                                 all domestic patents and patent applications related to any of the Patents, including divisionals, continuations, continuations-in-part, and reissues and any and all patents and patent applications claiming the Inventions, in which the Assignor has a right, title or interest;

(c)                                  all patents and patent applications in foreign jurisdictions, including both national and regional jurisdictions, that claim priority from any of the Patents, or ascendant, descendant, sibling or otherwise related patents and applications, including divisionals, continuations, continuations-in-part, and reissues and any and all patents and patent applications claiming the Inventions, in which the Assignor has a right, title or interest; and

(d)                                 all right to sue for infringement, including past infringements.

(hereinafter collectively, the “Rights”).

2.             Further Assurances.  The Assignor will, without further consideration:

(a)                                  transfer of all related physical and electronic, including the electronic dockets related to the Patents;

(b)                                 execute and deliver to the Assignee all documents that may be necessary or desirable to perfect the Assignee’s claim to the Rights, including additional patent applications and assignments;

(c)                                  execute and deliver to the Assignee all documents that may be necessary or desirable in prosecuting the Rights, including in connection with any office action, interference, conflict or opposition proceeding relating to the Rights and cooperate with the Assignee in every way possible in obtaining evidence and going forward with such prosecution, office action, interference, conflict, opposition or other proceeding;

(d)                                 testify in any legal proceeding relating to the Rights; and

generally do everything possible to aid the Assignee, its successors and assigns, to obtain and enforce the Rights, it being understood that any incidental expenses will be borne by the Assignee.

3.             Trust.  Notwithstanding Paragraph 2, this Agreement will, without further act or formality, operate as a grant, assignment, transfer, conveyance and setting over to the Assignee of all of the property and rights referred to in Paragraph 1.  If any such property or rights are not effectively transferred to the Assignee, then the Assignor shall hold as bare trustee in trust for, and at the sole cost of the Assignee, all such property and rights until they are effectively transferred to the Assignee.

4.             Authority.  The Assignor represents and warrants that it has the full authority to assign the Rights without encumbrance and that it has not executed and will not execute any conflicting agreement.

5.             Enurement.  This Agreement shall enure to the benefit of and be binding upon the parties to this Agreement and their respective successors and assigns.

6.             Government Intellectual Property Offices.  The Assignor authorizes and requests that any respective government intellectual property office issue to the Assignee any and all letters patent or certificates relating to the Rights.

7.             Counterparts.  This Agreement may be signed in any number of counterparts or facsimile counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same document.

IN TESTIMONY WHEREOF, we have hereunto set our hands.

AGREED TO BY THE ASSIGNOR:

Inovio Pharmaceuticals, Inc.
(Name of Assignor)	(Jurisdiction of Incorporation)

(Authorized Signatory)

(Printed Name)	(Date)

(Title)

1787 Sentry Parkway West, Building 18, Suite 400, Blue Bell, PA 19422
(Address of Assignor)

WITNESS:

On this                  day of                                     , 2011, before me personally appeared                                                               , an authorized signatory of Inovio Pharmaceuticals, Inc., who freely executed the foregoing instrument as the Assignor.

(Name of Witness)

(Signature of Witness)

(Address of Witness)

ACCEPTED BY ASSIGNEE :

OncoSec Medical Incorporated
(Name of Assignee)	(Jurisdiction of Incorporation)

(Authorized Signatory)

(Printed Name)	(Date)

(Title)

8th Floor, 200 Virginia Street, Reno, NV 89501
(Address of Assignee)

WITNESS:

On this                  day of                                     , 2011, before me personally appeared                                                               , an authorized signatory of OncoSec Medical Incorporated, who freely executed the foregoing instrument as the Assignee.

(Name of Witness)

(Signature of Witness)

(Address of Witness)

Schedule “A”

Patents and Patent Applications

[see schedule D and E from Asset Purchase Agreement]